UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2007

MAJESCO ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-70663	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Raritan Center Parkway,
Edison, New Jersey
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On April 17, 2007, Majesco Entertainment Company (the "Company") received a notice from the Nasdaq Stock Market indicating that the Company had not regained compliance with Marketplace Rule 4310(c)(2)(B)(ii) requiring the Company to have a minimum of $35 million market value of listed securities for 10 consecutive trading days.  As anticipated, the letter was issued in accordance with Marketplace Rule 4310(c)(8)(C), which provided the Company with 30 calendar days, or until April 16, 2007, to regain compliance by maintaining a market value of listed securities of at least $35 million for a minimum of ten consecutive business days during the 30 day period.

The Company announced that it will be requesting a hearing before the Nasdaq Listing Qualifications Panel (the "Panel") in response to the receipt of the notice. Under Nasdaq rules, pending a decision by the Panel, the Company's common stock will remain listed on the Nasdaq Capital Market.

In compliance with Marketplace Rule 4804(b), the Company issued a press release on April 20, 2007 to announce that the Company received the notice. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No.

Description

99.1

Press Release dated April 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: April 20, 2007

/s/ Jesse Sutton

Jesse Sutton

Interim Chief Executive Officer